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                                                                    EXHIBIT 99.1

                     Form of Instructions to Stockholders


              INSTRUCTIONS FOR USE OF MIDWAY AIRLINES CORPORATION

                           SUBSCRIPTION CERTIFICATES

                  CONSULT THE COMPANY OR YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

          The following instructions relate to a rights offering (the "Rights Offering") by Midway Airlines Corporation, a Delaware corporation (the "Company"), to the holders of its common stock, par value $0.01 per share (the "Common Stock"), as described in the Company's prospectus dated __________, 2000 (the "Prospectus"). Holders of record of shares of the Common Stock at the close of business on __________, 2000 (the "Record Date") are receiving one (1) subscription right (collectively, the "Rights") for each share of the Common Stock held by them on the Record Date. Each Right is exercisable, upon payment of $5.20 in cash (the "Subscription Price"), to purchase one share of the Common Stock (the "Basic Subscription Privilege").

          In addition, subject to the limitations described below, each Rights holder who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Over-Subscription Privilege"). Only the shares of Common Stock not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date, as defined below, will be available for purchase pursuant to the Over-Subscription Privilege (the "Excess Shares"). A Rights holder may only exercise the Over-Subscription Privilege to purchase up to that number of shares of Common Stock equal to such Right holder's percentage ownership of the Company's issued and outstanding Common Stock on the Record Date multiplied by the number of Excess Shares, rounded down to the nearest whole number.

          Nominee holders of Common Stock that hold, on the Record Date, shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date; provided such nominee holder makes a proper showing to the Subscription Agent, as determined in the Company's sole and absolute discretion.

          The Rights will expire at 5:00 p.m., New York City time, on __________, 2000, unless such time or date is extended as described in the Prospectus (the "Expiration Date").

          The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your elections with regard to the exercise of your Rights by
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completing the appropriate form or forms on your Subscription Certificate and returning it to the Subscription Agent in the envelope provided.

          Your Subscription Certificate must be received by the Subscription Agent, or guaranteed delivery requirements with respect to your Subscription Certificate must be complied with, and payment of the Subscription Price, including final clearance of any checks, must be received by the Subscription Agent, on or before 5:00 p.m., New York City time, on the Expiration Date. You may not revoke any exercise of your Rights.

1.        Subscription Privilege.
          ----------------------

          To exercise Rights, complete Form 1 to the Subscription Certificate and deliver your properly completed and executed Subscription Certificate, together with payments in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent.

          If you want to exercise your Rights, but time will not permit your Subscription Certificate to reach the Subscription Agent prior to the Expiration Date, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of Common Stock, if any, being subscribed for pursuant to the Over-Subscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by the Subscription Agent within three Nasdaq National Market trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Company, at the address, or by calling the telephone number, indicated below.

          Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for by (a) check or bank draft (cashier's check) drawn upon a United States bank or a postal, telegraphic or express money order payable to the order of First Union National Bank, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at __________, ABA No. __________, Account No. __________ (marked: Midway Airlines Corporation Subscription). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check,
(ii) the receipt by the Subscription Agent of any

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certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, (iii) receipt by the Subscription Agent of any funds transferred by wire transfer, or (iv) receipt of funds by the Subscription Agent through an alternative payment method approved by the Company.

          If paying by uncertified personal check, please note that the funds paid thereby may take five business days or more to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

          Banks, brokers, trusts, depositaries or other nominee holders of the Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting.

            The address and telecopier numbers of the Subscription Agent are as follows:

--------------------------------------------------------------------------------
By Mail:                           Facsimile Transmission            By Hand or
 First Union National Bank         (Eligible Institutions only):     Overnight
 1525 West W.T. Harris             (   ) ___-____                    Delivery:
  Boulevard, 3c3, NC1153
 Charlotte, North Carolina         To confirm receipt of
               28288-1153          facsimile only:
                                   (   ) ___-____
--------------------------------------------------------------------------------

          Delivery of Form 1 to an address other than as set forth above or transmission via a facsimile machine other than as set forth above does not constitute a valid delivery.

          The address and telephone numbers of the Company, for inquiries, information or requests for additional documentation are as follows:

          Steven Westberg
          Executive Vice President and General Manager
          Midway Airlines Corporation
          2801 Slater Road, Suite 200
          Morrisville, North Carolina 27560
          (919) 595-6000

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          If you exercise less than all of the Rights evidenced by your
Subscription Certificate by so indicating on Form 1 of your Subscription Certificate, you may request that the Subscription Agent issue you a new Subscription Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit you to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment transmitted or delivered by you, and to the extent that the Subscription Price payment transmitted or delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificate(s) transmitted or delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of the Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares a Rights holder may purchase pursuant to the Over-Subscription Privilege.

2.        Conditions to Completion of the Rights Offering.
          -----------------------------------------------

          There are no conditions to the completion of the Rights Offering. However, the board of directors of the Company may withdraw the Rights Offering in its sole discretion at any time prior to or on __________, 2000 for any reason (including, without limitation, a change in the market price of the Company's common stock). If the board of directors of the Company withdraws the Rights Offering, any funds you paid will be promptly refunded, without interest or penalty.

3.        Delivery of Common Stock.
          ------------------------

          The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on Form 2.

          (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of the Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

          (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege the number of shares of Common Stock allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering--Over-Subscription Privilege" in the Prospectus.

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          (c)  Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess funds, without interest or deduction, received in payment of the Subscription Price for each share of the Common Stock that is subscribed for by, but not allocated to, such Rights holder pursuant to the Over-Subscription Privilege.

4.        Execution.
          ---------

          (a) Execution by Registered Holder(s). The signature on the reverse of the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the Subscription Certificate without any alteration or change whatsoever. If the Subscription Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

          (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to specify special delivery instructions pursuant to Form 2.

5.        Method of Delivery.
          ------------------

          The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Date.

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6.        Substitute Form W-9.
          -------------------

          Each Rights holder who elects to exercise Rights through the Subscription Agent should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") and, where applicable, certification of such Rights holder's exemption from backup withholding on Substitute Form W-9. Each foreign Rights holder who elects to exercise the Rights through the Subscription Agent should provide the Subscription Agent with certification of foreign status on Form W-8. Copies of Form W-8 and additional copies of Substitute Form W-9 may be obtained upon request from the Company at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).

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